UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2007

ALLIANCE IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806

(Address of principal executive offices, including zip code)

714-688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

Item 5.01:  Changes in Control of Registrant.

On April 16, 2007, Viewer Holdings LLC (“Viewer”), an entity managed by an affiliate of Kohlberg Kravis Roberts & Co., L.P. (“KKR”), completed its sale of 24,501,505 shares of common stock of Alliance Imaging, Inc. (the “Company”) for approximately $153.1 million to entities (the “Purchasers”) managed by Oaktree Capital Management, LLC (“Oaktree”) and MTS Health Investors, LLC (“MTS”).  Following the sale, the purchasers beneficially own approximately 49.7% of the outstanding shares of common stock of the Company.  The funds used to acquire the shares were funds held by the Purchasers under management.  In connection with the sale, affiliates of Oaktree and MTS entered into a Governance and Standstill Agreement with the Company, the terms of which were disclosed in a Current Report on Form 8-K, filed by the Company with the SEC on March 22, 2007, and are incorporated herein by reference.

In connection with the sale, Viewer assigned substantially all of Viewer’s rights and obligations under a Registration Rights Agreement, dated as of November 2, 1999, among the Company, Viewer, and the other parties thereto, to the Purchasers pursuant to an assignment agreement (the “Assignment”).  The above description of the Assignment is qualified in its entirety by the text of the Assignment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the sale, KKR and the Company entered into an amendment to the management agreement, dated as of November 2, 1999, between KKR  and the Company, pursuant to which the parties agreed to terminate KKR’s obligations to provide management, business strategy and consulting services, and the Company’s obligation to pay therefor.  The above description of the amendment is qualified in its entirety by the text of the amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with the sale, the Company entered into an amendment to its Credit Agreement so that the sale by Viewer would not be deemed to constitute a change of control under the Credit Agreement, and that a change of control would be deemed to occur, among other circumstances and subject to exceptions, if Oaktree, MTS, their affiliates and management investors cease to own at least 35% of the outstanding voting stock of the Company.  The above description of the amendment is qualified in its entirety by the text of the amendment, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Pursuant to the Governance and Standstill Agreement entered into in connection with the sale described above, Stephen A. Kaplan, Michael P. Harmon and Curtis S. Lane were appointed to the Board of Directors of the Company, effective April 16, 2007.  Mr. Harmon was also appointed to the Nominating and Corporate Governance Committee, the Compensation Committee (Chairman) and the Finance Committee of the Board.  Mr. Curtis was appointed to the Nominating and Corporate Governance Committee of the Board.

(e)           On April 16, 2007, the Company entered into an amendment to the employment agreement of Messrs. Viviano and Aihara.  The terms of the amendment were described in a Current Report on Form 8-K, filed by the Company with the SEC on March 22, 2007, and are incorporated herein by reference.  In addition, the term of Mr. Viviano’s employment agreement was extended until April 16, 2010, and the term of Mr. Aihara’s employment agreement was extended until April 16, 2009.  The above description of the amendments is qualified in its entirety by the text of the amendments, copies of which are filed as Exhibits 10.4 and 10.5 hereto and incorporated herein by reference.

Item 9.01:  Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibit is filed with this Form 8-K

4.1                              Fifth Amendment, dated as of April 16, 2007, to Credit Agreement.

10.1                        Assignment, dated as of April 16, 2007, to Registration Rights Agreement, dated as of November 2, 1999.

10.2                        Amendment No. 2 to Management Agreement, dated as of April 16, 2007, between Alliance and Kohlberg, Kravis Roberts & Co., LLP.

10.3                        Amendment of Employment Agreement, dated as of April 16, 2007, between Paul S. Viviano and Alliance Imaging, Inc.

10.4                        Amendment of Employment Agreement, dated as of April 16, 2007, between Howard K. Aihara and Alliance Imaging, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2007	ALLIANCE IMAGING, INC.

	By:	/s/ Eli H. Glovinsky
		Name:	Eli H. Glovinsky
		Title:	Executive Vice President, General
Counsel and Secretary